Prospectus Supplement

                                  Interests in


                          FIRST NIAGARA FINANCIAL GROUP
                                   401(k) Plan
                                       and
                      Offering of Up to 2,922,976 Shares of

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                  Common Stock


     First Niagara Financial Group, Inc. is providing this prospectus supplement to participants in the First Niagara Financial Group 401(k) Plan (the "Plan"). As a participant in this Plan, you may direct the trustee of the Plan to purchase common stock of First Niagara Financial Group, Inc. in its common stock offering by transferring amounts currently allocated to your account under the Plan to the Employer Stock Fund (other than amounts you presently have invested in the Employer Stock Fund). If you cannot acquire all the common stock you want in the offering due to an oversubscription, the trustee will apply the amounts which were not used to acquire common stock among the funds in which your Plan account is invested in proportion to your current investment allocation percentages for new contributions.

     The prospectus of First Niagara Financial Group, Inc., dated November [ ], 2002, which is attached to this prospectus supplement, includes detailed information regarding the offering and the financial condition, results of operations and business of First Niagara Financial Group, Inc. You should read this prospectus supplement, which provides information with respect to the Plan, together with the prospectus.
                          ____________________________

     For a discussion of risks that you should consider before making an investment decision, see "Risk Factors" beginning on page __ of the prospectus.

     The interests in the Plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other Federal or state agency. Any representation to the contrary is a criminal offense.

     The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by First Niagara Financial Group, Inc. of interest or shares of common stock pursuant to the Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. First Niagara Financial Group, Inc. and the Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of First Niagara Financial Group, Inc. or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

         The date of this prospectus supplement is ________[ ], 2002.

                                TABLE OF CONTENTS
THE OFFERING ........................................................................   1
  Securities Offered ................................................................   1
  Election to Purchase Common Stock in the Offering: Priorities .....................   1
  Value of the Plan Assets ..........................................................   3
  Method of Directing Transfer ......................................................   3
  Time for Directing Transfer .......................................................   3
  Irrevocability of Transfer Direction ..............................................   4
  Direction to Purchase Common Stock after the Offering .............................   4
  Purchase Price of Common Stock ....................................................   4
  Nature of a Participant's Interest in the Common Stock ............................   4
  Voting Rights of Common Stock .....................................................   4
DESCRIPTION OF THE PLAN .............................................................   5
  Introduction ......................................................................   5
  Eligibility and Participation .....................................................   5
  Contributions Under the Plan ......................................................   5
  Limitations on Contributions ......................................................   6
  Investment of Contributions .......................................................   7
  Performance History ...............................................................   8
  Employer Stock Fund ...............................................................  16
  Withdrawals and Distributions from the Plan .......................................  16
  Administration of the Plan ........................................................  18
  The Trustee .......................................................................  18
  Plan Administrator ................................................................  18
  Reports to Plan Participants ......................................................  18
  Amendment and Termination .........................................................  18
  Merger, Consolidation or Transfer .................................................  19
  Federal Income Tax Consequences ...............................................      19
  Additional Employee Retirement Income Security Act ("ERISA") Considerations ...      20
  Securities and Exchange Commission Reporting and Short-Swing Profit Liability .....  20
  Financial Information Regarding Plan Assets .......................................  21
LEGAL OPINION .......................................................................  21
Audited Financials Statements .......................................................  22

                                  THE OFFERING


Securities Offered            First Niagara Financial Group, Inc. is offering
                              participants in the First Niagara Financial Group
                              401(k) Plan (the "Plan") the opportunity to use their participation interests to elect to purchase shares of First Niagara Financial Group, Inc.'s common stock through the Plan. At June 30, 2002, there were sufficient funds in the Plan to purchase up to 2,922,976 shares of First Niagara
                              Financial Group, Inc. common stock in the offering. This includes the new shares of First
                              Niagara Financial Group, Inc. which may be received in exchange for all of the shares of First Niagara Financial Group, Inc. common stock presently held in the Plan. The shares of common stock currently held in the Plan will be exchanged for shares of First Niagara Financial Group, Inc.
                              pursuant to an exchange ratio, as is more fully discussed in the "Conversion" section of the prospectus. Only employees of First Niagara
                              Financial Group, Inc. or its subsidiaries may become participants in the Plan. Your investment in the common stock of First Niagara Financial
                              Group, Inc. through the Plan in the offering is subject to the priorities listed below.
                              Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of First Niagara
                              Financial Group, Inc. is contained in the attached prospectus. The address of the principal executive office of First Niagara Financial
                              Group, Inc. is 6950 South Transit Road, P.O.
                              Box 514, Lockport, New York 14095-0514.


Election to Purchase
Common Stock in the
Offering: Priorities
                              In connection with the conversion and stock offering, you may elect to transfer, in increments of $10.00, all or part of your account balances in the Plan (other than the amounts you currently have invested in the Employer Stock Fund) to the Employer Stock Fund, to be used to purchase common stock issued in the offering. The trustee of the Employer Stock Fund will purchase common stock in accordance with your directions. However, such directions are subject to purchase priorities in the plan of conversion of First Niagara
                              Financial Group, Inc.

                              The shares of common stock are being offered in a subscription offering and community offering. In the subscription offering, the purchase priorities are as follows:

                                   (1)  Depositors of First Niagara Bank with
                                        $50 or more as of June 30, 2001, get
                                        first priority.

                                   (2)  First Niagara Financial Group, Inc.'s
                                        tax-qualified plans, including the
                                        employee stock ownership plan and 401(k) plan, get second priority.

                                   (3)  Depositors of First Niagara Bank with
                                        $50 or more on deposit as of September
                                        30, 2002, get third priority.

                                   (4)  Depositors of First Niagara Bank as of
                                        ___________, 2002, get fourth priority.

                              Depositors of Cortland Savings Bank and Cayuga Bank prior to the merger into First Niagara Bank will be treated as having a deposit account at First Niagara Bank at the dates such accounts were originally opened. To the extent you fall into one of these categories, you may use funds in your Plan account to pay for the common stock you want to acquire in the stock offering, at $10.00 per share. If you elect to transfer a dollar amount from a particular fund and, at the time that the transfer is made, you do not have a sufficient dollar amount in that fund to process your entire election due to market fluctuation, the trustee will withdraw up to 100% of your balance in that fund (rounded down to the nearest $10 increment) and apply only the amount withdrawn to the purchase of stock for your account.

                              No later than the closing date of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of common stock in the offering will be removed from your existing accounts and transferred to the Trustee of the Employer Stock Fund to be invested in Fidelity Institutional Money Market Govt. Fund Cl. I, an interest-bearing money market account, pending the closing of the offering.

                              At the close of the offering, and subject to a determination of whether all or any portion of your order may be filled (based on your purchase priority and whether the offering is oversubscribed), all or a portion of the amount that you have transferred to purchase stock in the offering will be applied to the common stock purchase. Common stock so purchased will be placed in the Employer Stock Fund and allocated to your Plan account. Any earnings on the amount that you elected to apply towards the purchase of stock in the offering will be reinvested in the investment funds of the Plan in accordance with your then existing investment allocation percentages for new contributions.

                              In the event the offering is oversubscribed, i.e., there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock and any interest your account earned pending investment will be reinvested in the investment funds of the Plan in accordance with your then existing investment allocation percentages for new contributions. Please note that if you transfer amounts from one of the investments funds that is closed to new investments in order to use such
                                          funds to purchase stock in the
                                          offering, you will not be able to
                                          transfer any existing funds, new
                                          contributions, or amounts that were
                                          transferred to purchase stock in the
                                          offering (or earnings on such amounts)
                                          that were not applied to such
                                          purchase, into such closed funds. As
                                          of the date of this prospectus
                                          supplement the following funds are
                                          closed to new investments: the
                                          Guaranteed Interest Account 2 Year,
                                          the Principal Medium Company Value
                                          Separate Account, the Principal Large
                                          Company Blend Separate Account, the
                                          Principal Large Company Growth
                                          Separate Account and the Principal
                                          Financial Group, Inc. Stock Separate
                                          Account.

                                          Once the offering is concluded, any
                                          amounts that you elected to apply
                                          towards the purchase of stock in the
                                          offering will again appear as part of
                                          your account balance when you access
                                          your account via the Internet or by
                                          TeleTouch(TM).

                                          If you fail to direct the investment
                                          of your account balances towards the
                                          purchase of any shares in the
                                          offering, your account balances will
                                          remain in the investment funds of the
                                          Plan as previously directed by you.

Value of the Plan Assets                  As of June 30, 2002, the market value
                                          of the assets of the Plan was
                                          approximately $29,229,765, excluding
                                          participant loans. The Plan
                                          administrator informed each
                                          participant of the value of his or her
                                          account balance under the Plan as of
                                          June 30, 2002.

Method of Directing Transfer              You will receive a special election
                                          form, referred to as the Special One-
                                          Time Election Form, on which you can
                                          elect to transfer all or a portion of
                                          your account balance in the Plan to
                                          the Employer Stock Fund for the
                                          purchase of stock in the offering
                                          (other than amounts you currently have
                                          invested in such fund). If you wish to
                                          use all or part of your account
                                          balance in the Plan to purchase common
                                          stock issued in the offering (other
                                          than amounts you currently have
                                          invested in the Employer Stock Fund),
                                          you should indicated that decision on
                                          the Special One-Time Election Form. If
                                          you do not wish to purchase First
                                          Niagara Financial Group, Inc. stock in
                                          the offering through the Plan, you
                                          need not complete the Special One-Time
                                          Election Form.

Time for Directing Transfer               If you wish to purchase common stock
                                          with your Plan account balances, your
                                          special Special One-Time Election Form
                                          must be received by Julie LaForest, a
                                          representative of the Plan
                                          Administrator, First Niagara Financial
                                          Group, 6950 South Transit Road, P.O.
                                          Box 514, Lockport, New York
                                          14095-0514, no later than __________
                                          p.m. on ______________ __, 2002.

Irrevocability of Transfer         You may not revoke your special Special
Direction                          One-Time Election Form to transfer amounts
                                   credited to your account in the Plan to the Employer Stock Fund for the purchase of stock in the offering. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering amongst all of the other investment funds, including the Employer Stock Fund, on a daily basis.




Direction to Purchase              Whether you choose to purchase stock in the
Common Stock after the             offering, or attempt to purchase stock in the
Offering                           offering but are unable to do so because the
                                   offering is oversubscribed, you will also be able to purchase stock after the offering through your investment in the Employer Stock
                                   Fund. After the offering, you may direct that a certain percentage of your account balance in the Plan be transferred to the Employer
                                   Stock Fund and invested in common stock, or to the other investment funds available under the Plan. After the offering, you may change your investment allocation on a daily basis.
                                   Special restrictions may apply to transfers directed to and from the Employer Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities
                                   Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of First Niagara Financial
                                   Group, Inc.

Purchase Price of Common           The trustee will use the funds transferred to
Stock                              the Employer Stock Fund to purchase common
                                   stock in the offering, subject to your
                                   ability to purchase shares in accordance with the priorities listed on pages 1 and 2 of this prospectus supplement and, except in the event of an oversubscription, as discussed above. The trustee will pay $10.00 per share, which will be the same price paid by all other persons in the offering. No sales commision will be charged for shares purchased in the offering.

                                   After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trusteee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant's          The trustee will hold the common stock, in
Interest in the Common             trust, for the participants of the Plan.
Stock                              Shares of common stock acquired by the
                                   trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common            The trustee will exercise voting rights
Stock                              attributable to all common stock held by the
                                   Employer Stock Fund.

                             DESCRIPTION OF THE PLAN

Introduction

         First Niagara Financial Group, Inc. adopted a prototype plan effective January 1, 1990, which plan and related adoption agreement were amended, effective January 1997, to include the Employer Stock Fund as an investment alternative. The amendment transformed the plan into an individually designed plan (the "Plan"). The Plan constitutes a profit sharing plan within the meaning of section 401(a) of the Internal Revenue Code (the "Code") and incorporates a cash or deferred feature under section 401(k) of the Code whereby participants can make elective deferral contributions to their accounts. First Niagara Financial Group intends that the Plan, in operation, will comply with the requirements under the Internal Revenue Code and the Employee Retirement Income Security Act ("ERISA"). As a plan subject to ERISA, Federal law provides you with various rights and protections as a Plan participant. However, your benefits under the Plan are not guaranteed and are not required to be guaranteed by the Pension Benefit Guaranty Corporation.

         First Niagara Financial Group may amend the Plan from time to time in the future to ensure continued compliance with all applicable laws.

         Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. First Niagara Financial Group, Inc. qualifies these summaries in their entirety by the full text of the Plan, which shall have priority. You may obtain copies of the Plan document by sending a request to the Plan administrator of First Niagara Financial Group 401(k) Plan, First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514. You should carefully read the full text of the Plan document and your summary plan description to understand your rights and obligations under the Plan.

Eligibility and Participation

         You are eligible to become a participant in the Plan on the first day of the month following completion of three months of service with First Niagara Financial Group, Inc. or one of its subsidiaries, provided you have reached age 21 at such time.

         As of June 30, 2002, approximately 1,080 out of 1,133 then eligible participants had elected to participate in the Plan.

Contributions Under the Plan

         Elective Deferral Contributions. You are permitted, as a participant in the Plan, to defer up to 100% of your compensation (as defined in the Plan) and to have that amount contributed to the Plan on your behalf. If you are a highly compensated employee, the maximum amount of your compensation that you can defer is 8%. The Internal Revenue Code limits your before-tax contributions to the Plan and similar plans to $11,000 in 2002. This amount may be adjusted annually by law, based on changes in the cost of living.

         You may change your deferral contributions at any time. Changes may be made through TeleTouch(TM) (a toll-free number) and the Internet. Changes will become effective on the first day of the first payroll period which commences after your election.

         Employer Matching Contributions. Effective February 7, 2002, First Niagara Financial Group, Inc. makes employer matching contributions equal to 100% of elective deferral contributions which are not over 2% of compensation, plus 75% of elective deferral contributions which are over 2% but not over 6% of compensation. Matching contributions for a person will not be more than 5% of the person's compensation for the Plan year.

         Discretionary Contributions. Discretionary contributions may be made for each Plan year in an amount determined by the employer.

Limitations on Contributions

         Limitations on Employee Elective Deferral Contributions. For the plan year beginning January 1, 2002, the amount of your elective deferral contributions may not exceed $11,000 per calendar year. This amount is increased in $1,000 increments though 2006 and thereafter may be adjusted periodically by law, based on changes in cost of living. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for Federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for Federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

         If you also participate in the ESOP and annual additions to your accounts in both plans exceed the maximum permissible amount, the Plan administrator will reduce the contributions allocated to you under the Plan first, so that the total annual additions do not exceed the maximum permissible amount. If employer contributions and employee deferral contributions are both made to the Plan in the year that the excess occurs, employer contributions will be reduced before employee deferral contributions.

         Limitation on Plan Contributions for Highly Compensated Employees. The Plan limits the amount of employee deferral contributions a highly compensated employee can make for any year to 8% of compensation, as defined in the Plan. In addition, special provisions of the Internal Revenue Code limit the amount of employee deferral contributions and employer matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals contributions and employer matching contributions made by or on behalf of all other employees eligible to participate in the Plan. A highly compensated employee includes any employee who
(1) was a 5% owner of First Niagara Financial Group, Inc. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $85,000 and, if First Niagara Financial Group, Inc. so elects, was in the top 20% of employees by compensation for the preceding year. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. For any year, the percentage of highly compensated employee elective deferral contributions will be limited so that the average actual elective deferral contribution percentage of highly compensated employees does not exceed the average actual elective deferral contribution percentage of non-highly compensated employees by more than the greater of (i) 125% or (ii) 200% but not more than two points. If these limitations are exceeded, the level of after-tax contributions by highly compensated employees will be adjusted.

Benefits under the Plan

         At all times, you have a fully vested, nonforfeitable interest in your elective deferral contribution account and your rollover contribution account.

         If you became a participant in the Plan on or after January 1, 2001, you will become vested in your matching contributions account and discretionary contribution account according to the following schedule:

         Vesting Service                             Vesting
          (whole years)                             Percentage

          Less than 2                                    0%
              2                                         20%
              3                                         40%
              4                                         60%
              5                                         80%
           6 or more                                   100%

         Matching contributions and discretionary contributions are subject to the vesting percentage. However, if you were a participant in the Plan on December 31, 2000 or if you were a participant in a plan of a participating affiliate that has been merged with the First Niagara Financial Group 401(k) Plan, your vesting schedule is the better of the vesting schedule in this Plan prior to December 31, 2000 or under the plan of the participating affiliate prior to merger, as applicable, or the vesting schedule set forth above.

         If you are an employee on or after the date you reach normal retirement age, your vesting percentage will be 100%. Similarly, the vesting percentage of a participant who is an employee on the date he becomes totally and permanently disabled or dies will be 100%.

Investment of Contributions

         All amounts credited to the Employer Stock Fund under the Plan are held in trust. Bankers Trust Company, N.A. of Des Moines has been appointed by the Board of Directors of First Niagara Financial Group, Inc. to administer the trust.

         The Plan offers the following investment choices for your accounts under the Plan:

         1.     Guaranteed Interest Account 2 Year
         2.     Guaranteed Interest Account 3 Year
         3.     Guaranteed Interest Account 5 Year
         4.     Principal Money Market Separate Account
         5.     Principal Bond & Mortgage Separate Account
         6.     American Century Value Fund - Investor Class
         7.     Fidelity Advisor High Yield Fund - Institutional Class

     8.   Principal Large Cap Stock Index Separate Account
     9.   Principal Stock Emphasis Balanced Separate Account
     10.  Russell LifePoints Aggressive Strategy (D) Separate Account
     11.  Russell LifePoints Balanced Strategy (D) Separate Account
     12.  Russell LifePoints Conservative Strategy (D) Separate Account
     13.  Russell LifePoints Equity Aggressive Strategy (D) Separate Account
     14.  Russell LifePoints Moderate Strategy (D) Separate Account
     15.  Strong Opportunity Fund - Investor Class
     16.  T. Rowe Price Spectrum Growth Fund
     17.  Vanguard Growth & Income Fund
     18.  Fidelity Advisor Equity Growth Fund - Institutional Shares
     19.  INVESCO Dynamics Fund - Investor Shares
     20.  Janus Aspen Capital Appreciation Portfolio - Institutional Class
     21.  Principal Small Company Blend Separate Account
     22.  Principal Small Company Growth Separate Account
     23.  Principal Medium Company Blend Separate Account
     24.  Principal Medium Company Value Separate Account
     25.  Principal Large Company Blend Separate Account
     26.  Principal Large Company Growth Separate Account
     27.  Principal International Stock Separate Account
     28.  Putnam International Growth A Fund
     29.  Principal Financial Group, Inc. Stock Separate Account
     30.  Employer Stock Fund

     You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time, either over the telephone by TeleTouch(TM) (a toll-free number) or over the Internet. However, your election to purchase shares in the offering can only be made by completing a Special One-Time Election Form and submitting it to Julie LaForest, a representative of the Plan Administrator, First Niagara Financial Group.

Performance History

     The following table provides performance data with respect to the investment funds available under the Plan:

                          Average Annual Return for the
                             Period Ending 6/30/2002

         Account / Fund                                 Year-to-Date      1-Year    3-Year       5-Year       10-Year or   Inception
                                                           Return                                              since         Date
                                                           Ending                                            Inception
                                                          6/30/2002                                            Return
Guaranteed Interest Account 2 Year /6, 8, 9/               2.74% **        3.53%     5.29%        5.21%        5.04%       1/1/1981
Guaranteed Interest Account 3 Year /6, 8, 9/               3.27% **        3.89%     5.57%        5.74%        5.69%       1/1/1981
Guaranteed Interest Account 5 Year /6, 8, 9/               4.30% **        4.62%     5.75%        5.95%        6.73%       1/1/1981
Principal Money Market Separate Account /5/                0.76% ***       2.28%     4.49%        4.76%        4.56%      12/10/1980
Principal Bond & Mortgage Separate Account                 3.57% ***       7.88%     8.01%        7.38%        7.56%       2/1/1983
American Century Value Inv Fund                           -3.76% ***       1.21%     3.99%        8.28%       13.17% *     9/1/1993
Fidelity Advisor High Yield I Fund /4, 11/               -12.12% ***     -12.55%    -7.73%       -1.73%        2.37% *     1/5/1987
Principal Large Cap Stock Index Sep Acct /2,7/           -13.32% ***     -18.22%    -9.56%        3.26%       11.02%       1/1/1990
Principal Stock Emphasis Balanced Sep Acct                -5.67% ***      -8.74%    -3.22%        2.87%        7.34% *    10/1/1993
Russell Life Agg Strategy (D) Sep Acct /10/               -4.96% ***      -8.67%    -3.11%           -        -0.23% *    3/24/1998
Russell Life Balanced Strategy (D) Sep Acct /10/          -2.70% ***      -4.46%    -0.39%           -         1.68% *    3/24/1998
Russell Life Conservative Strategy (D) Sep Acct /10/       0.95% ***       2.79%     4.43%           -         4.56% *    3/24/1998
Russell Life Eqty Agg Strategy (D) Sep Acct /10/          -7.58% ***     -13.21%    -6.00%           -        -1.80% *       3/1998
Russell Life Mod Strategy (D) Sep Acct /10/               -0.88% ***      -1.22%     1.95%           -         3.11% *    3/24/1998
Strong Opportunity Fund                                  -15.81% ***     -19.56%    -0.80%        7.56%       13.33%     12/31/1985
T. Rowe Price Spectrum Growth Fund                        -9.40% ***     -11.96%    -2.51%        3.95%       10.96%      6/29/1990
Vanguard Growth & Income Fund                            -12.20% ***     -17.03%    -7.63%        4.80%       12.04%     12/10/1986
Fidelity Advisor Equity Growth I Fund                    -19.22% ***     -26.43%   -10.83%        4.15%       12.21%      11/1/1983
INVESCO Dynamics Fund                                    -24.67% ***     -36.05%   -13.83%        2.76%       11.00%      9/15/1967
Janus Aspen Capital Appreciation I Fund                   -6.90% ***     -15.69%    -7.45%       11.16%       14.30% *     5/1/1997
Principal Sm Co Blend Sep Acct /1/                        -2.51% ***      -2.83%     7.05%        5.28%       12.91%       1/1/1991
Principal Sm Co Growth Sep Acct /1/                      -27.60% ***     -35.92%   -14.18%       -2.01%        3.60% *     6/1/1995
Principal Med Co Blnd Sep Acct                            -2.60% ***      -4.93%     2.97%        6.30%       11.86%       1/1/1991
Principal Med Co Value Sep Acct                            1.86%           0.93%    -0.36%        4.67%       11.01%       1/1/1991
Principal Large Co Blend Sep Acct                        -15.96%         -22.12%   -14.43%       -1.94%        6.59% *     6/1/1995
Principal Large Co Growth Sep Act                        -19.20%         -26.37%   -14.63%       -0.84%        6.99% *     6/1/1995
Principal Intl Stock Sep Acct /3/                         -2.42% ***      -9.86%    -7.04%       -1.62%        7.17%      5/20/1987
Putnam International Growth A Fund /3/                    -3.23% ***      -9.70%     0.30%        6.34%       11.23%      2/28/1991
Principal Fin Group, Inc. Stock Sep Acct                  27.74%            N/A       N/A          N/A        30.63% *   12/10/2001
Employer Stock Fund /12/                                  66.55%          82.53%    47.83%         N/A        37.70%       4/1/1998

     *    Average annual rate of return since its inception.
     ** Average annual weighted guaranteed interest rate for new deposits since the start of the year.
     *** Unannualized rate of return (change in value) since the start of the year.
     1 This investment option is subject to more fluctuation in value than other investment options with stocks of larger more stable companies.
     2 Each index-based investment option is invested in the stocks of the index it tracks. Performance of indexes reflects the unmanaged result for the market segment the selected stocks represent. There is no assurance an index-based investment option will match the performance of the index tracked.
     3 This investment option is subject to additional risk due to fluctuating exchange rates, foreign accounting and financial policies, and other economic and political environments.
     4 This investment option is subject to greater credit risk associated with high yield bonds.
     5 This investment option is not guaranteed by the Federal Deposit Insurance Corporation (FDIC) , or any other government agency.
     6 A surrender charge may apply to withdrawals or transfers from an unmatured guaranteed interest account.
     7 S&P 500 is a trademark of the McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the product.
     8 Interest rates shown for the FIA 1998 Guaranteed Interest Investment for periods prior to July 1, 1998, are those of the Guaranteed Interest Accounts of the FIA plus 0.05%.
     9 Results shown for guaranteed accounts are average annual guaranteed interest rates.
     10 The Separate Account invests in a mutual fund only. Performance results and investment expenses shown prior to 7/31/01 are of the mutual fund only because the Separate Account was not available. Any present or past investment expenses charged by The Principal would have reduced the illustrated performance results. The mutual fund operating expenses for each Russell LifePoints Fund are reflected in the Total Investment Expense of the Separate Account. However, the operating expenses of the underlying mutual funds in which each LifePoints Fund invests are not reflected in the Total Investment Expense. Based on the asset allocation of the LifePoints Funds outlined in the prospectus dated March 2001, the weighted average operating expenses of the underlying funds are: Conservative Strategy Fund, 0.67%; Moderate Strategy Fund, 0.78%; Balanced Strategy Fund, 0.95%; Aggressive Strategy Fund, 1.08%; Equity Aggressive Strategy Fund, 1.09%. While the operating expenses of the underlying mutual funds are not part of Total Investment Expense, performance results shown for the Separate Account reflect the application of these expenses. For further information on all mutual fund expenses, see the prospectus of the underlying LifePoints Fund. All voting rights associated with ownership of share in the mutual fund are the rights of the Separate Account, not of contract holders investing in the Separate Account.
     11 Performance of these Fidelity Advisor Funds prior to July 3, 1995 reflects applicable class T performance data, which includes the then effective class T fees.
     12 Assumes all dividends are re-invested and does not take into effect fund expenses which would reduce average annual returns.

The following is a description of each of the Plan's investment funds:

          Guaranteed Interest Account - 2, 3 and 5 Year. The Guaranteed Interest Investment - FIA holds the assets invested in the Guaranteed Interest Account 3 year and Guaranteed Interest Account 5 year. The Guaranteed Interest Investment - FIA holds private-market bonds, commercial mortgages and mortgage-backed securities. All General Account assets, including reserves and assets, back up promises to all General Account customers. The Principal makes the guarantee. The interest guarantees are higher for longer time periods, i.e., 5 years versus 3 or 2 years, due to the increased risks in interest rate changes due to longer term time horizons in holding the investments. A surrender charge may apply to transfers or withdrawals from an unmatured Guaranteed Interest Investment, including transfers or withdrawals due to retirement, termination of employment, disability or death. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. The Guaranteed Interest Account 2 Year is closed to new investments.

          Principal Money Market Separate Account. The account primarily invests in high quality commercial paper (short-term unsecured corporate loans). The portfolio will have an average maturity of no more than 90 days. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Principal Bond & Mortgage Separate Account. The account invests primarily in intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, asset-backed securities, and U.S. Government and agency-backed securities. Value is added primarily through sector allocation and security selection. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          American Century Value Fund - Investor Class. American Century Value Fund - Investor Class seeks long-term capital appreciation. Income is secondary. The fund normally invests at least 65% of its assets in U.S. equity securities. Although it may invest in companies of all sizes, the fund's overall characteristics are most similar to those in the mid-cap arena. The fund looks for stocks of companies that they believe are undervalued at the time of purchase. To identify these companies, management looks for companies with earning, cash flows and/or assets that may not be reflected accurately in the companies' stock prices or may be outside the companies' historical ranges. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Fidelity Advisor High-Yield Fund - Institutional Class. Fidelity Advisors High-Yield Fund - Institutional Class seeks income and capital appreciation. The fund normally invests at least 65% of its assets in lower quality debt securities, preferred stocks, convertibles, and zero coupon bonds. It may also invest in U.S. Government obligations and foreign securities. The fund may invest up to 35% of its assets in equities. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Principal Large Cap Stock Index Separate Account. The account primarily invests in common stocks of those companies listed in the S&P 500 Stock index. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Principal Stock Emphasis Balanced Separate Account. The account primarily invests in other separate accounts offered by The Principal. It usually maintains at least 50% of its assets in common stocks. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Russell LifePoints Aggressive Strategy (D) Separate Account. Frank Russell LifePoints Aggressive Strategy Fund - Class D seeks long-term capital appreciation and low levels of current income. The fund is a fund of funds and invests in other Frank Russell underlying funds. Each LifePoints fund seeks to achieve its specific investment objective by investing in different combinations of underlying funds. Accordingly, it invests in Frank Russell's Diversified Equity fund, Special Growth fund, Quantitative Equity fund, International Securities fund, Multistrategy Bond fund, Real Estate Securities fund, and Emerging Markets fund. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Russell LifePoints Balanced Strategy (D) Separate Account. Frank Russell LifePoints Balanced Strategy Fund - Class D seeks moderate levels of current income and long-term capital appreciation. The fund is a fund of funds and invests in other Frank Russell underlying funds. Each LifePoints fund seeks to achieve its specific investment objective by investing in different combinations of underlying funds. Accordingly, it invests in Frank Russell's Diversified Equity fund, Special Growth fund, Quantitative Equity fund, International Securities fund, Diversified Bond fund, Multistrategy Bond fund, Real Estate Securities fund, and Emerging Markets fund. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Russell LifePoints Conservative Strategy (D) Separate Account. Frank Russell LifePoints Conservative Strategy Fund - Class D seeks high levels of current income and, secondarily, capital appreciation. The fund is a fund of funds and invests in other Frank Russell underlying funds. Each LifePoints fund seeks to achieve its specific investment objective by investing in different combinations of underlying funds. Accordingly, it invests in Frank Russell's Diversified Equity fund, Quantitative Equity fund, International Securities fund, Real Estate Securities fund, Short Term Bond fund, and Emerging Markets fund. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Russell LifePoints Equity Aggressive Strategy (D) Separate Account. Frank Russell LifePoints Equity Aggressive Strategy Fund - Class D seeks long-term capital appreciation. The fund is a fund of funds and invests in other Frank Russell underlying funds. Each LifePoints fund seeks to achieve its specific investment objective by investing in different combinations of underlying funds. Accordingly, the fund invests in Frank Russell's Diversified Equity fund, Special Growth fund, Quantitative Equity Fund, International Securities fund, Real Estate Securities fund, and the Emerging Markets fund. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Russell LifePoints Moderate Strategy (D) Separate Account. Frank Russell LifePoints Moderate Strategy Fund - Class D seeks long-term capital appreciation and high levels of current income. The fund is a fund of funds and invests in other Frank Russell underlying funds. Each LifePoints fund seeks to achieve its specific investment objective by investing in different combinations of underlying funds. Accordingly, it invests in Frank Russell's Diversified Equity fund, Special Growth fund, Quantitative Equity fund, International Securities fund, Short Term Bond fund, Real Estate Securities fund, and Emerging Markets fund. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

          Strong Opportunity Fund - Investor Class. Strong Opportunity Fund - Investor Class seeks capital appreciation. The fund invests primarily in stocks of medium-capitalization companies that the manager believes are underpriced, yet have attractive growth prospects. Analysis is based on a company's "private market value" - the price an investor would be willing to pay for the entire company given its management, financial health, and growth potential. The manager determines a company's private market value based on a fundamental analysis of a company's cash flows, asset valuations, competitive situation, and franchise value. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     T. Rowe Price Spectrum Growth Fund. T. Rowe Price Spectrum Growth Fund seeks long-term growth of capital and growth of income. Current income is secondary. The fund invests in a diversified group of T. Rowe Price mutual funds that invest mainly in equities, such as traditional growth stocks, small aggressive-growth stocks, growth-and-income stocks, and international securities. It may invest in T. Rowe Price's Blue Chip Growth, Equity-Income Fund, Growth and Income Fund, Growth Stock Fund, International Stock Fund, Mid Cap Value, New Era Fund, New Horizons Fund, and Prime Reserve Fund. The fund's management fee is based on the aggregate fees of the underlying funds. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Vanguard Growth & Income Fund. Vanguard Growth and Income Fund seeks a total return greater than that of the S&P 500 index on an annual basis. The fund invests at least 65% of its assets in securities included in the S&P 500 index. It is expected that the aggregate investment characteristics of the fund will be similar to the S&P 500 index in terms of dividend yield, price/earnings ratio, return on equity, and price/book ratio. Stock selection is limited by the characteristics of the index, including the weightings of stocks and industry sectors. Past name: Vanguard Quantitative Portfolio. On August 13, 1998, Vanguard/Trustees' Equity Fund U.S. Portfolio merged into the fund. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Fidelity Advisor Equity Growth Fund - Institutional Shares. Fidelity Advisor Equity Growth Fund-Institutional Shares seeks capital appreciation. The fund invests primarily in common and preferred stocks and convertibles of companies with above-average growth characteristics. Generally, it will be invested in the securities of smaller, lesser-known companies. It may also purchase high-yield, high-risk securities. Prior to January 12, 1992, the fund was name Equity Portfolio: Growth. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     INVESCO Dynamics Fund - Investor Shares. INVESCO Dynamics Fund - Investor Shares seeks capital appreciation. The fund invest primarily in common stocks of mid-sized U.S. companies with market capitalizations between $2 billion and $15 billion at the time of purchase. The core of the fund's portfolio is invested in securities of established companies that are leaders in attractive growth markets with a history of strong returns. The remainder is invested in securities that show accelerating growth, driven by product cycles, favorable industry or sector conditions and other factors that management believes will lead to rapid sales or earnings growth. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Janus Aspen Capital Appreciation Portfolio - Institutional Class. Janus Aspen Capital Appreciation Portfolio - Institutional Class seeks long-term growth of capital. The fund invests primarily in common stocks. It may invest in securities of issuers of any size. The fund may also invest in preferred stocks, warrants, convertibles and debt. It may invest in mortgage- and asset-backed securities, step coupon securities. The fund may invest without limit in index/structured securities. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Principal Small Company Blend Separate Account. The account primarily invests in stocks of smaller, seasoned companies where management considers potential for long-term growth to be above-average. Management seeks both growth and value-oriented securities. The fund currently owns stocks that on average are issued by small companies--that is, those with market capitalizations of about $1 billion or less. The price/earnings and price/book ratios of stocks in this portfolio are generally comparable to those of the average small-cap stock. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Principal Small Company Growth Separate Account. The account primarily invests in small stocks with above-average growth characteristics. Management typically invests in companies that are in the development stage and involve a higher level of investment risk. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Principal Medium Company Blend Separate Account. The account primarily invests in stocks of medium-sized companies that management believes have an above-average potential for growth. These companies typically include those that have progressed beyond the development stage and are focused on growing their business. The fund currently owns stocks that on average are issued by medium-sized companies--that is, those with market capitalizations currently between about $1 billion to $8 billion. The price/earnings and price/book ratios of stocks in this portfolio are generally comparable to those of the average mid-cap stock. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Principal Medium Company Value Separate Account. The account invests primarily in medium-sized stocks that management believes to be undervalued in the marketplace. Investments typically include stocks with below-average price/earnings ratios and above/average dividend yields. The fund currently owns stocks that on average are issued by medium-sized companies--that is, those with market capitalizations currently between about $13.83 billion and $85.18 billion. The stocks in the portfolio trade at lower price/earnings and price/book ratios relative to those of other mid-cap stocks. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund. This fund is closed to new investments.

     Principal Large Company Blend Separate Account. The account primarily invests in larger stocks that management believes offer above-average potential for growth of capital, earnings and dividends. Management seeks both growth and value oriented securities. The fund currently owns stocks that on average are issued by large companies, that is, those with market capitalizations that are currently in excess of about $85.18 billion. The price/earnings and price/book ratios of stocks in this portfolio are comparable to those of the average large-cap stock. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund. This fund is closed to new investments.

     Principal Large Company Growth Separate Account. The account primarily invests in larger companies that management believes have an above-average potential for earnings growth. It typically invests in seasoned companies with competitive advantages. The fund currently owns stocks that on average are issued by large companies--that is, those with market capitalization currently in excess of about $85.18 billion. The stocks in the portfolio typically trade at higher price/earnings and price/book ratios relative to other large-cap stocks. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund. This fund is closed to new investments.

     Principal International Stock Separate Account. The account primarily invest in common stocks of corporations located outside the United States. To determine geographical allocation, management evaluates the economic, social and political factors of each market. The account typically remains fully invested in foreign stocks through all market cycles. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Putnam International Growth A Fund. Putnam International Growth Fund - Class A seeks capital appreciation. The fund normally invests at lest 65% of assets in equity securities of companies located outside of the United States. It may invest in companies of any size that it judges to be in a strong growth trend or that it believes to be undervalued. The fund may invest in both developed and emerging markets. Class A shares have front loads; B shares have deferred loads, higher 12b-1 fees, and conversion features; M shares have lower front loads and higher 12b-1 fees than A shares; Y shares are for qualified investors. Past name: Putnam Overseas Growth Fund. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

     Principal Financial Group, Inc. Stock Separate Account. Principal Financial Group offers a wide array of financial products and services, including retirement and investment services, life and health insurance, and mortgage banking. The largest chunk of its earnings comes from retirement services, where it is an industry leader in providing 401(k) plans to small and medium-size businesses. Principal's tiny international business is poised to grow as other countries overhaul their retirement systems. The company demutualized in a successful initial public offering in October 2001. The Principal Financial Group, Inc. Stock Separate Account is a pooled Separate Account. It is invested primarily in the stock of Principal Financial Group, Inc. To provide liquidity, cash or cash equivalents may comprise up to 3% of the assets maintained in the Separate Account. This investment option may experience greater volatility and should not be directly compared to investment options that have a more diversified investment mix. It is not intended to service as a complete investment program by itself. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund. This fund is closed to new investments.

     Employer Stock Fund. The Employer Stock Fund consists primarily of investments in common stock of First Niagara Financial Group, Inc. First Niagara Financial Group, Inc., a Delaware corporation, is a the majority-owned subsidiary of First Niagara Financial Group, MHC, a federally chartered mutual holding company. Following the offering, First Niagara Financial Group, Inc., a Delaware corporation, will be 100% owned by its public shareholders, including First Niagara Financial Group, Inc.'s tax-qualified plans. Shares of First Niagara Financial Group, Inc. which were held in the Employer Stock Fund prior to the conversion and common stock offering will be converted into shares of common stock of First Niagara Financial Group, Inc., in accordance with the exchange ratio. The trustee will use all amounts reallocated to the Employer Stock Fund in the special election to acquire shares in the conversion and common stock offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on common stock held in the Employer Stock Fund, to purchase shares of common stock of First Niagara Financial Group, Inc. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the Employer Stock Fund in an interest-bearing account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).

     The historical performance of the Employer Stock Fund is set forth on page
9. Performance of the Employer Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of First Niagara Financial Group, Inc. and its subsidiaries and market conditions for the common stock generally. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

   For a discussion of material risks, you should see "Risk Factors" beginning on page __ of the attached prospectus.

Withdrawals and Distributions from the Plan

     Federal law requires the Plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the Plan prior to your termination of employment with First Niagara Financial Group, Inc. or a participating subsidiary. A Federal tax penalty equal to 10% of the withdrawal, over and above the normal Federal and state income tax, may also be imposed on withdrawals made prior to your attainment of age 59 1/2, regardless of whether the withdrawals occur during your employment with First Niagara Financial Group, Inc. or a participating subsidiary or after termination of employment.

     Withdrawals Prior to Termination of Employment. You may withdraw your employee elective deferral contributions (not including earnings), vested employer contributions and rollover contributions prior to termination of employment in the event of financial hardship, subject to the hardship distribution rules under the Plan. These requirements ensure that you have a true financial need before you make a withdrawal.

     You may receive a loan from the Plan not to exceed the lesser of (a) or
(b): (a) $50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made; (b) the greater of (i) or (ii), reduced by (iii): (i) one-half of your vested account; (ii) $10,000; (iii) any outstanding loan balance on the date the new loan is made. Each loan will bear a reasonable fixed rate of interest determined by the loan administrator.

     Distribution Upon Retirement or Disability. Unless an optional form of benefit has been elected, the automatic form of benefit payable to a participant who retires, incurs a disability, or otherwise terminates employment shall be a qualified joint and survivor annuity. In the case of a participant who dies before the annuity starting date, the automatic form of benefit to such participant's beneficiary will be a qualified pre-retirement survivor annuity if the participant is married and a lump sum payment if the participant is unmarried. The optional forms of retirement benefit are the following: a straight life annuity; single life annuities with certain periods of five, ten or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivor percentages of 50, 66 2/3, or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the participant and the named beneficiary where the life expectancy is not recalculated; a full flexibility option, or a single sum payment. Benefit payments ordinarily commence as soon as practicable following termination of service upon (i) retirement on or after attainment of normal retirement age; (ii) retirement due to disability; or (iii) death of the participant. With respect of a 5% owner, benefit payments must commence in no event later than April 1 following the calendar year in which the participant attains age 70 1/2.

     Distribution Upon Death. The automatic form of death benefit for a participant who dies before his annuity starting date will be a qualified preretirement survivor annuity for a participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death or a single-sum payment to the participant's beneficiary for a participant who does not have a spouse who is entitled to a qualified preretirement survivor annuity. Optional forms for death benefits are a single-sum payment and any annuity that is an optional form of retirement benefit. However, the full flexibility option is not available if the beneficiary is not the spouse of the deceased participant.

     Distribution Upon Termination for Any Other Reason. If your vested account has never exceeded $5,000, your entire vested account will be distributed in a single sum, at the earliest of your retirement date, your death, or the date you cease to be an employee for any other reason. If your vested account exceeds $5,000, you may elect, but are not required, to receive a distribution after you cease to be an employee. Your election will be subject to your spouse's consent as provided in the Plan. If you do not elect distribution upon termination, the distribution of your benefit will be a retirement benefit and will be distributed according to the provisions on distribution of benefits upon retirement.

     Commencement of Benefits. The payment of your benefits will generally commence within 60 days of the close of the Plan year in which the latest of the following events occurs: (i) attainment of your normal retirement age; (ii) tenth anniversary of the year in which you commenced participation in the Plan; or (iii) your termination of employment.

     Nonalienation of benefits. Except for Federal income tax withholding or a qualified domestic relations order, your benefits payable under the Plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and a creditor placing a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary, shall be void.

Administration of the Plan

The Trustee

     The trustee of the Plan is First Niagara Financial Group, Inc. and the trustee of the Employer Stock Fund under the Plan is Bankers Trust Company, N.A., of Des Moines, Iowa. The trustee receives, holds and invests the contributions to the Plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the Plan and the directions of the Plan administrator. The trustee is responsible for investment of the assets of the trust. The trustee of the Employer Stock Fund holds the common stock invested in the Employer Stock Fund.

Plan Administrator

     The Plan is administered by the Plan administrator. First Niagara Financial Group, Inc. is the Plan administrator and has designated Kathleen P. Monti, Executive Vice President and Chief Administrative Officer, to supervise its responsibilities as such. The address and telephone number of the Plan administrator is c/o First Niagara Financial Group, Inc., Attention: Kathleen P. Monti, Executive Vice President and Chief Administrative Officer, 6950 South Transit Road, Lockport, New York 14095-0514, telephone number (716) 625-7500. The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed and for all disclosures required to be made to participants, beneficiaries and others. First Niagara Financial Group, Inc. has contracted with Principal Financial Group to act as recordkeeper and third-party administrator of the Plan.

Reports to Plan Participants

     The Plan administrator or its designee, Principal Financial Group, will furnish you a statement at least semi-annually showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Amendment and Termination

     It is the intention of First Niagara Financial Group, Inc. to continue the Plan indefinitely. Nevertheless, First Niagara Financial Group, Inc. may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. First Niagara Financial Group, Inc. reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that First Niagara Financial Group, Inc. may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another Plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Federal Income Tax Consequences

     The following is a brief summary of the material Federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material Federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

     As a "tax-qualified retirement plan," the Internal Revenue Code affords the Plan special tax treatment, including:

     (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

     Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by First Niagara Financial Group, Inc. or any of its subsidiaries. The portion of any lump-sum distribution required to be included in your taxable income for Federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by First Niagara Financial Group, Inc. or any of its subsidiaries, which is included in the distribution.

     First Niagara Financial Group, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes First Niagara Financial Group, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to First Niagara Financial Group, Inc. common stock; that is, the excess of the value of First Niagara Financial Group, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of First Niagara Financial Group, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of First Niagara Financial Group, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of First Niagara Financial Group, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of First Niagara Financial Group, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of First Niagara Financial Group, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Additional Employee Retirement Income Security Act ("ERISA") Considerations

     As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan's assets by participants and beneficiaries. The Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Plan administrator or the Plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

     Because you will be entitled to invest all or a portion of your account balance in the Plan in First Niagara Financial Group, Inc. common stock, the regulations under section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with Federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as First Niagara Financial Group, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of First Niagara Financial Group, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the date on which a transaction is executed, or annually on a Form 5 within 45 days after the close of First Niagara Financial Group, Inc.'s fiscal year. Discretionary transactions in connection with employee benefit plans, such as intra-plan transfers or previously invested assets or a cash-out from such a plan are excepted from this requirement, but only if the insider does not determine the date of the transaction. If the exception applies, discretionary transactions must be reported on a Form 4 filed within two business days from the date the reporting person receives notice of the transaction, so long as the notification date is not later than the third business day following the transaction. Transactions under tax-qualified plans, other than discretionary transactions remain exempt from Section 16(a) reporting.

     In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by First Niagara Financial Group, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of First Niagara Financial Group, Inc.'s common stock resulting from non-exempt purchases and sales of First Niagara Financial Group, Inc. common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

     Audited financial information representing the Statement of Net Assets Available for Plan Benefits at December 31, 2001 and 2000, and Statement of Changes in Net Assets Available for Plan Benefits for the years ended December 31, 2001 and 2000 are attached to this prospectus supplement.

                                  LEGAL OPINION

     The validity of the issuance of the common stock will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to First Niagara Financial Group, Inc. in connection with First Niagara Financial Group, Inc.'s stock offering.

                       FIRST NIAGARA Financial Group, Inc.
                                   401(k) PLAN

                    (Formerly First Niagara Bank 401(k) Plan)

                        Financial Statements and Schedule

                           December 31, 2001 and 2000

                  (With Independent Auditors' Report Thereon)

                       FIRST NIAGARA Financial Group, Inc.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                                      Index

                                                                                              Page

Independent Auditors' Report                                                                    1

Statements of Net Assets Available for Plan Benefits as of December 31, 2001 and 2000           2

Statements of Changes in Net Assets Available for Plan Benefits for the years ended
    December 31, 2001 and 2000                                                                  3

Notes to Financial Statements                                                                   4

Schedule

1    Schedule H, Line 4i - Assets Held at End of Year                                           9

                          Independent Auditors' Report

The Compensation Committee of
 First Niagara Financial Group, Inc.:

We have audited the accompanying statements of net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan (the Plan) as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan as of December 31, 2001 and 2000, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedule H, Line 4i - Assets Held at End of Year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                         /s/ KPMG LLP

June 12, 2002

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)
              Statements of Net Assets Available for Plan Benefits
                           December 31, 2001 and 2000

                                                              2001          2000
                                                          -----------   -----------
Investments:
     Group annuity contract with insurance company        $20,430,961     6,866,331
     Mutual funds                                           3,974,881            --
     First Niagara Financial Group, Inc. common stock       4,242,463     2,501,140
     Participant loans                                        342,872            --
                                                          -----------   -----------
                 Total investments                         28,991,177     9,367,471
Contribution receivable:
     Employer                                                      --            78
                                                          -----------   -----------
                 Net assets available for plan benefits   $28,991,177     9,367,549
                                                          ===========   ===========

See accompanying notes to financial statements.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)
         Statements of Changes in Net Assets Available for Plan Benefits
                     Years ended December 31, 2001 and 2000

                                                                         2001            2000
                                                                     ------------    ------------
Contributions:
     Employer                                                        $  1,172,618         337,879
     Employee                                                           2,354,644       1,009,321
                                                                     ------------    ------------
                                                                        3,527,262       1,347,200
                                                                     ------------    ------------
Investment income:
     Interest and dividends                                               201,863         130,333
     Net appreciation (depreciation) in fair value of investments,
        including realized gains and losses on sales                      814,513        (147,937)
     Proceeds from demutualization of Principal (note 3)                  244,404              --
                                                                     ------------    ------------
                                                                        1,260,780         (17,604)
                                                                     ------------    ------------
                 Total contributions and investment income              4,788,042       1,329,596
Transfer in from Albion Federal Savings and Loan Association
     401(k) Plan (note 1)                                                      --         897,034
Transfer in from Warren Hoffman and Associates, Inc.
     401(k) Profit Sharing Plan (note 1)                                7,511,989              --
Transfer in from Iroquois Bancorp, Inc.
     401(k) Savings Plan (note 1)                                       8,947,846              --
Distributions to participants                                          (1,544,454)     (1,017,691)
Administrative expenses                                                   (79,795)        (21,299)
                                                                     ------------    ------------
                 Net increase                                          19,623,628       1,187,640
Net assets available for plan benefits:
     Beginning of year                                                  9,367,549       8,179,909
                                                                     ------------    ------------
     End of year                                                     $ 28,991,177       9,367,549
                                                                     ============    ============

See accompanying notes to financial statements.

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                  401(k) PLAN
                   (Formerly First Niagara Bank 401(k) Plan)
                         Notes to Financial Statements
                           December 31, 2001 and 2000

(1)  Description of Plan

     The following description of the First Niagara Financial Group, Inc. 401(k) Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

     (a) General

         The Plan is a defined contribution plan covering all employees of First Niagara Financial Group, Inc. (FNFG). On March 24, 2000 FNFG acquired Albion Bank Corp., Inc. On April 20, 2000 the assets of the Albion Federal Savings and Loan Association 401(k) Plan were transferred into the Plan. On November 3, 2000, FNFG acquired Iroquois Bancorp, Inc. On July 20, 2001, the assets of the Iroquois Bancorp, Inc. 401(k) Savings Plan were transferred into the Plan. On April 13, 2001, the assets of the Warren Hoffman and Associates, Inc. 401(k) Profit Sharing Plan were transferred into the Plan. Warren Hoffman and Associates, Inc. is a subsidiary of First Niagara Bank (a subsidiary of FNFG). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     (b) Eligibility

         Employees are eligible to participate in the Plan when they reach age 21 and have completed 3 months of service.

     (c) Contributions

         Participants may make contributions to the Plan in the form of salary reductions of up to 15% of their total compensation. The Bank makes matching contributions of 75% in 2001 and 50% in 2000 of employee contributions, up to a maximum of 6% of the employee's total compensation. Participant contributions are limited by the maximum allowable contribution under the Internal Revenue Code.

     (d) Participants' Accounts

         Each participant's account is credited with contributions and a pro rata share of investment income.

     (e) Vesting

         Effective January 1, 2001, the plan was changed whereby new participants become vested in employer contributions based on a percentage that increases each year from the beginning of year two over a period of six years when the vesting percentage is 100%.

     (f) Distributions

         Participants or their beneficiaries are entitled to their vested account balance upon death, retirement, or termination of employment, payable in a single sum or in an annuity.

                                        4                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                  401(k) PLAN
                   (Formerly First Niagara Bank 401(k) Plan)
                         Notes to Financial Statements
                           December 31, 2001 and 2000


     (g) Participant Loans

         Participants may borrow a portion of their account balance, with a minimum loan provision of $1,000.

     (h) Administrative Expenses

         Costs of administering the Plan, except recordkeeping expenses, are borne by the FNFG.

(2)  Summary of Significant Accounting Policies

     (a) Basis of Presentation

         The accompanying financial statements have been prepared on the accrual basis of accounting.

     (b) Investments

         The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) carried at fair value based on the fair values of the underlying assets. Investments in common stock and mutual funds are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date.

     (c) Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

(3)  Investments

     Contributions to the Plan are invested under a group annuity contract with Principal, mutual funds, or FNFG common stock. Plan participants may allocate their funds among one or more of the following investment accounts:

       Group Annuity Contract with Principal:

         . Guaranteed Interest Account - A general investment account comprised of guaranteed interest contracts yielding a specified rate of interest maturing at various dates through December 31, 2005.

         . Money Market - A pooled separate account comprised of commercial paper, U.S. government and agency securities, and other short-term interest-bearing securities.

         . Bond and Mortgage - A pooled separate account comprised of intermediate-term commercial mortgages and mortgage-backed securities.

                                        5                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                  401(k) PLAN
                   (Formerly First Niagara Bank 401(k) Plan)
                         Notes to Financial Statements
                           December 31, 2001 and 2000


         . Large Cap Stock Index - A pooled separate account comprised of the stocks included in the Standard and Poor's 500 Stock Index.

         . Medium Company Value and Medium Company Blend - Pooled separate accounts comprised of common stocks of medium sized companies.

         . Stock Emphasis Balanced - A pooled separate account comprised of investments in other pooled separate accounts offered by the Principal whose assets are comprised of stocks, bonds, convertibles, and cash. The fund strategy is to maintain at least 50% of its assets in common stocks.

         . Small Company Blend Account - A pooled separate account comprised of equity securities of small to medium capitalized domestic companies.

         . International Stock - A pooled separate account comprised of common stocks of companies located outside the United States, mainly in Europe and Asia.

         . Large Company Blend - A pooled separate account comprised of equity securities of large capitalized domestic companies.

         . Large Company Growth - A pooled separate account comprised of companies in rapidly expanding industries or multinational companies with a high percentage of sales coming from foreign markets.

         . Small Company Growth - A pooled separate account comprised of stocks at the lower end of the market capitalization range.

     Mutual Funds:

         . Fidelity Advisor Equity Growth - Comprised of common and preferred stocks and convertibles of companies with above average growth characteristics.

         . Fidelity Advisor High Yield - Comprised of lower quality debt securities, preferred stocks, convertibles, and zero coupon bonds.

         . Strong Opportunity Fund - Comprised of equities and nonconvertible corporate and government intermediate to long-term debt securities.

         . Vanguard Growth and Income - Comprised mainly of assets in the S&P 500, with the remaining invested in companies with characteristics similar to S&P 500 companies.

         . INVESCO Dynamics Fund - Comprised of the common stocks of domestic companies, invested for the short-term.

         . Putnam International Growth Fund - Comprised mainly of equity securities of foreign companies.

                                        6                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                  401(k) PLAN
                   (Formerly First Niagara Bank 401(k) Plan)
                         Notes to Financial Statements
                           December 31, 2001 and 2000

On March 31, 2001, Principal adopted a plan to convert Principal Mutual Holding Company to a stock company, a process known as demutualization. In a demutualization, membership interests of eligible policy/contract holders, such as the First Niagara Financial Group 401(k) Plan, are exchanged for compensation, which may be in the form of stock, cash, or policy/contract enhancements. As a result of the demutualization process, the First Niagara Financial Group 401(k) Plan was credited with demutualization compensation in the form of the Principal Financial Group, Inc. Stock Separate Account. Proceeds from the demutualization have been credited to participants accounts on a pro rata basis based on individual account values held in Principal accounts as of the effective date of the demutualization (October 26, 2001). Upon demutualization, the Plan received 24,440.35 units of Principal Financial Group Inc. Stock Separate Account. The Principal Financial Group, Inc. Stock Separate account was established and will only include the compensation from the demutualization. New contributions or transfer contributions cannot be made into this account.

Net appreciation (depreciation) in fair value of investments for the years ended December 31, 2001 and 2000 are as follows:

                                                           2001                   2000
                                                   --------------------   --------------------
Group annuity contract with Insurance Company      $          (363,285)              (269,593)
Mutual Funds                                                  (237,974)                    --
FNFG common stock                                            1,415,772                121,656
                                                   --------------------   --------------------
               Total                               $           814,513               (147,937)
                                                   ====================   ====================

Individual investments that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 2001 and 2000 are as follows:

                                                2001
                                        --------------------
     Guaranteed Interest Account        $         2,588,252
     Large Cap Stock Index Account                3,427,381
     Large Company Blend                          2,393,381
     Money Market Account                         7,041,516
     Bond Mortgage Account                        1,551,238
     FNFG common stock                            4,242,463

                                                  2000
                                        --------------------

     Guaranteed Interest Account        $         1,325,091
     Large Cap Stock Index Account                2,014,029
     Large Company Blend                          2,082,227
     Small Company Blend                            738,423
     FNFG common stock                            2,501,140


                                        7                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                  401(k) PLAN
                   (Formerly First Niagara Bank 401(k) Plan)
                         Notes to Financial Statements
                           December 31, 2001 and 2000

(4)  Federal Income Taxes

     The Plan has received a favorable determination letter as to its tax-exempt qualified status from the Internal Revenue Service dated July 24, 1998 covering the Plan as amended through January 27, 1998. The Plan was restated during 2001, effective January 1, 1997 and has an application for a determination letter pending with the IRS. The restatement of the Plan was made to reflect recent law changes, as well as modifying certain provisions of the Plan, including eligibility, vesting, and loans to participants. The Plan Sponsor does not believe that the restatement will adversely affect the tax status of the Plan. The Plan's management has represented that the Plan has been operated in accordance with its terms. Accordingly, there is no provision for income taxes in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.

(5)  Plan Termination

     Although it has not expressed any intent to do so, FNFG has the right to discontinue its matching contribution at any time or to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount of their account at the date of such termination.

(6)  Subsequent Amendments

     The Plan was amended effective January 1, 2002 to adopt the Good Faith Compliance Amendment for the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The Plan was also amended effective with the February 7, 2002 pay period to change the employer matching contributions to an amount equal to 100% of the first 2% of elective deferral contributions and 75% over the next 3% to 6% of elective deferral contributions. Elective deferral contributions over 6% will not be matched.

                                                                     Schedule 1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                    (Formerly First Niagara Bank 401(k) Plan)
                Schedule H, Line 4i - Assets Held at End of Year
                               December 31, 2001

                                                                                                               Current
                  Identity of issue                                       Description                           value
-------------------------------------------------------   --------------------------------------------    ------------------
Group annuity contract with Principal
     Mutual Life Insurance Company:*
        Guaranteed Interest Account                       Guaranteed interest contracts
                                                             maturing at various dates through
                                                             December 31, 2005                            $    2,588,252

        Money Market Account                              Pooled separate account investing
                                                             in money market instruments                       7,041,516

        Bond and Mortgage Account                         Pooled separate account investing
                                                             in fixed income securities                        1,551,238

        Large Cap Stock Index Account                     Pooled separate account investing
                                                             in corporate stocks                               3,427,381

        Large Company Blend                               Pooled separate account investing
                                                             in corporate stocks of large
                                                             capitalized companies                             2,393,381

        Small Company Blend Account                       Pooled separate account investing
                                                             in corporate stocks of small to
                                                             medium capitalized companies                        923,754

        Medium Company Value                              Pooled separate account investing
                                                             in common stocks of medium
                                                             sized companies                                     145,067

        Stock Emphasis Balanced                           Pooled separate account investing
                                                             in other pooled accounts                             94,747

        Large Company Growth                              Pooled separate account investing
                                                             in stocks of rapidly expanding
                                                             industries or multinational
                                                             companies                                           341,939

        Medium Company Blend                              Pooled separate account investing
                                                             in common stocks of medium
                                                             sized companies                                     459,968

        Small Company Growth                              Pooled separate account investing
                                                             in stocks at lower end of market
                                                             capitalization range                                635,320

        International Stock                               Pooled separate account investing
                                                             in stocks of non-United States
                                                             companies                                           518,476

                                                                     (Continued)

                                                                      Schedule 1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)
                Schedule H, Line 4i - Assets Held at End of Year
                               December 31, 2001

                                                                                                             Current
                  Identity of issue                                       Description                         value
-------------------------------------------------------   --------------------------------------------    --------------
        Principal Financial Group Inc. Stock              Pooled separate account investing
           Separate Account*                                 in the stock of Principal Financial
                                                             Group                                        $      309,922
Mutual Funds:
        Fidelity Advisor High Yield                       Mutual fund                                            131,614
        Strong Opportunity Fund                           Mutual fund                                            682,770
        Vanguard Growth and Income                        Mutual fund                                            894,113
        Fidelity Advisor Equity Growth                    Mutual fund                                            792,424
        INVESCO Dynamics Fund                             Mutual fund                                            673,546
        Putnam International Growth Fund                  Mutual fund                                            800,414
First Niagara Financial Group, Inc.*                      Common stock (252,078 shares)                        4,242,463
Participant Loans                                         Loans to plan participants                             342,872
                                                                                                          --------------
                                                                                                          $   28,991,177
                                                                                                          ==============

*Person named is a party-in-interest.

See accompanying notes to financial statements.

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